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                                                                    EXHIBIT 99.4

                           TENDER FOR ALL OUTSTANDING
                    6 7/8% SENIOR NOTES DUE JANUARY 15, 2014
                          ISSUED ON NOVEMBER 19, 2004
                                IN EXCHANGE FOR
                    6 7/8% SENIOR NOTES DUE JANUARY 15, 2014
                        THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                                 VIDEOTRON LTEE

    We are enclosing herewith a Prospectus, dated       , 2004 (the
"Prospectus") of Videotron Ltee ("Videotron") and a related letter of transmittal (which together constitute the "Exchange Offer") relating to the offer by Videotron, to exchange its 6 7/8% Senior Notes due January 15, 2014 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of its issued and outstanding 6 7/8% Senior Notes due January 15, 2014 issued on November 19, 2004 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON     -    , 2005, UNLESS EXTENDED BY VIDEOTRON IN ITS SOLE DISCRETION.

    THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED.

    We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the Instruction to Registered Holder from Beneficial Holder enclosed herewith. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the letter of transmittal.

    Pursuant to the letter of transmittal, each holder of Old Notes will represent to Videotron that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder or any such other person is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, it is not engaged in and does not intend to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of Videotron within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate," that such person may not rely on the applicable interpretations of the staff of the U.S. Securities and Exchange Commission set forth in no-action letters to third parties described under "The Exchange Offer -- Resale of the New Notes" in the Prospectus and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder or any such other person is a broker-dealer (whether or not it is also an "affiliate" of Videotron within the meaning of Rule 405 under the Securities Act) that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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
                                                 Very truly yours,
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